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                                                                EXHIBIT 4-1

     THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE, IN RELIANCE UPON EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION.



                          COMMON STOCK PURCHASE WARRANT

                               For the Purchase of
                          Common Stock, $.01 Par Value
                                       of
                       AMERICAN EDUCATIONAL PRODUCTS, INC.
                            (a Colorado corporation)


     This certifies that, in consideration of its obligation to exercise this Warrant upon demand by the Company provided for in Section B below, _________________________ (the "Holder"), as registered owner of this Warrant, is entitled to at any time prior to the Expiration Date, as defined in paragraph A below, but not thereafter, to subscribe for, purchase and receive ____________________ (__________) fully paid and non-assessable shares of Common Stock, $.01 par value, of AMERICAN EDUCATIONAL PRODUCTS, INC., a Colorado corporation (the "Company"), at a price of Two Dollars ($2.00) per share (the "Exercise Price"). The rights granted by this Warrant shall be adjusted as specified herein. Exercise of this Warrant shall be undertaken by Holder by presentation and surrender of this Warrant and payment of the Exercise Price to the Company at the principal office of the Company. The form of election hereinafter provided for must be duly executed and the instructions for registration of the Common Stock acquired by such exercise must be completed.
If the subscription rights represented by this Warrant Certificate shall not be exercised at or before the Expiration Date, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

     A.   EXPIRATION DATE.

          Subject to the provisions of this Warrant Certificate and the adjustments hereinbelow provided, this Warrant shall be exercisable for a period commencing on the effective date of the Registration Statement to be filed with the United States Securities and Exchange Commission (SEC) by the Company registering for sale the shares of Common Stock issuable upon exercise of this Warrant and (the "Registration Statement") as more fully described hereinbelow, and expiring (i) upon the written notice of the Company at 5:00 p.m. Colorado time on the tenth (10th) business day following the effective date of a Registration Statement (ii) upon the written notice by Holder in the event the Registration Statement is not declared effective by the SEC within ninety (90) days of the date of this Warrant, or (iii) upon the mutual agreement of the Company and Holder, whichever occurs first (the "Expiration Date"). If the Expiration Date is a day on which banking institutions are authorized by law to close, then the Expiration Date shall be the next succeeding day which shall not be such a day.



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     B.   DUTY TO EXERCISE.

          In consideration of the Company's issuance of this Warrant to Holder, Holder agrees to be irrevocably and unconditionally obligated to exercise all of the Warrants evidenced by this Certificate upon demand by the Company at any time during the Exercise Period, subject to the Registration Statement being effective on the date of such demand and subject further to the Company's common stock being listed on NASDAQ on the date of such demand and on the Exercise Date.

     C.   MANNER OF EXERCISE.

     This Warrant shall be exercisable by the Holder by presentation and surrender hereof to the Company with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the shares, all of which must be delivered prior to the Expiration Date. Upon receipt by the Company of this Warrant at the office or agency of the Company, in proper form for exercise, the Holder shall be deemed to be the Holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

     D.   RESERVATION OF SHARES.

          The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance or delivery upon exercise of this Warrant.

     E.   LOSS OF WARRANT.

          Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification from a financially responsible party, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

     F.   RIGHTS OF THE HOLDER.

          The Holder shall not, solely by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.


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     G.   ASSIGNMENT.

          This Warrant is freely assignable by the holder hereof, subject only to restrictions on transfer imposed by or on account of federal or state securities laws.

     H.   ANTI-DILUTION PROVISIONS.

          1. ADJUSTMENTS OF EXERCISE PRICE. If prior to the expiration of this Warrant by exercise or by its terms, the Company should issue or sell any shares of Common Stock or declare a stock dividend to shareholders (except
(a) pursuant to warrants, options and securities convertible into common stock issued by the Company and outstanding on the date of this Common Stock Purchase Warrant, (b) to officers, directors, or employees of the Company or any subsidiary, and to certain consultants and contractors who perform substantial services for the Company, pursuant to a management or key employee bonus or incentive plan approved by the Board of Directors prior to the date of this Warrant, or (iii) in consideration for property or services for a consideration per share less than the Exercise Price in effect immediately prior to the time of such issue or sale), then forthwith upon such issue or sale, the Exercise Price shall be reduced to a price (computed to the nearest cent) determined by multiplying the existing Exercise Price by a fraction, the numerator of which is the sum of (w) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (x) the number of shares which, when multiplied by the Exercise Price in effect immediately prior to such issue or sale would equal the consideration received by the Company upon such issue or sale, and the denominator of which is the sum of (y) the total number of shares of Common Stock outstanding immediately before such issue or sale plus (z) the number of additional shares issued.

          2. ADJUSTMENT FOR DIVIDENDS. In the event the Company shall make or issue, or shall have issued, or shall fix a record date for the determination of holders of common stock entitled to receive a dividend or the distribution (other than a distribution otherwise provided for herein) payable in securities of the Company other than shares of common stock or assets
(including cash paid or payable out of capital or capital surplus or surplus created as a result of a revaluation of property, but excluding the cumulative dividends payable with respect to an authorized series of Preferred Stock), then and in each such event provision shall be made so that the holders of Warrants shall receive upon exercise thereof in addition to the number of shares of common stock receivable thereupon, the number of securities or such other assets of the Company which they would have received had their Warrants been exercised into common stock on the date of such event and had they thereafter, during the period from the date of such event to and including the exercise date, retained such securities or such other assets receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section H with respect to Warrant Holders.

          3. ADJUSTMENT FOR CAPITAL REORGANIZATION OR RECLASSIFICATION. If the common stock issuable upon the exercise of the Warrants shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, then and in each such event the holder of the Warrants shall have the right thereafter to exercise such Warrants and receive the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the


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number of shares of common stock into which such Warrant might have been exercised immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

          4. CONVERTIBLE SECURITIES. For the purpose of the adjustment provided for in Section (1) of this paragraph H, if at any time or from time to time after the date of this Warrant the Company shall issue any rights or options for the purchase of, or stock or other securities convertible into, additional shares of common stock (such convertible stock or securities being hereafter referred to as "convertible securities,") then such event, in the absence of the exercise or conversion of the convertible securities into additional shares of common stock, shall not result in any adjustment in the exercise price of this Warrant. Rather, an adjustment in the exercise price of this Warrant shall occur if, and only if, the convertible security is converted or exercised to acquire additional shares of common stock, in which event the conversion value or exercise price of the convertible securities shall be treated as the consideration per share received by the Company for such security for the purposes of determining the adjustment provided for in subsection (1) of this paragraph H.

          5. TREASURY SHARES. For the purpose of this subsection H, shares of Common Stock at any relevant time owned or held by, or for the account of, the Company shall not be deemed outstanding.


          6. ADJUSTMENT OF NUMBER OF SHARES. Anything in this Certificate to the contrary notwithstanding, in case the Company shall at any time issue Common Stock or Convertible Securities by way of dividend or other distribution on any stock of the Company or subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall be proportionately decreased in the case of such issuance (on the day following the date fixed for determining shareholders entitled to receive such dividend or other distribution) or decreased in the case of such subdivision or increased in the case of such combination (on the date that such subdivision or combination shall become effective).

          7. NO ADJUSTMENT FOR SMALL AMOUNTS. Anything in this Section H to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Exercise Price unless and until the net effect of one or more adjustments, determined as above provided, shall have required a change of the Exercise Price by at least five cents, but when the cumulative net effect of more than one adjustment so determined shall be to change the actual Exercise Price by at least five cents, such change in the Exercise Price shall thereupon be given effect.

          8. NUMBER OF SHARES ADJUSTED. Upon any adjustment of the Exercise Price, the Holder of this Warrant shall thereafter (until another such adjustment) be entitled to purchase, at the new Exercise Price, the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares of Common Stock initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the new Exercise Price.

          9. COMMON STOCK DEFINED. Whenever reference is made in this Section H to the issue or sale of shares of Common Stock, the term "Common Stock" shall mean the Common

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Stock of the Company of the class authorized as of the date hereof and any other class of stock ranking on a parity with such Common Stock. However, subject to the provisions of Section F hereof, shares issuable upon exercise hereof shall include only shares of the class designated as Common Stock of the Company as of the date hereof.

     I.   OFFICER'S CERTIFICATE.

          Whenever the Exercise Price shall be adjusted as required by the provisions of Section H hereof, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, an officer's certificate showing the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, deliver a copy of such certificate to the Holder. Such certificate shall be conclusive as to the correctness of such adjustment.

     J.   NOTICES TO WARRANT HOLDERS.

          So long as this Warrant shall be outstanding and unexercised (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to all Holders of Common Stock for subscription or purchase by them any shares of stock of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then, in any such case, the Company shall cause to be delivered to the Holder, at least ten (10) days prior to the date specified in (x) or (y) below, as the case may be (but in no event prior to the date such event is disclosed to the public by the Company), a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution of rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any, is to be fixed, as of which the Holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

     K.   RECLASSIFICATION, REORGANIZATION OR MERGER.

          In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the

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Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section K shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for or of a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of subsection D(1) hereof with the amount of the consideration received upon the issue thereof being determined by the Board of Directors of the Company, such determination to be final and binding on the Holder.

     L.   REGISTRATION RIGHTS.

          1. Within thirty (30) days of the date of this Warrant, the Company shall cause to be prepared and filed with the SEC a Registration Statement on Form S-3 registering for sale the shares of Common Stock issuable upon exercise of this Warrant (the "Registration Statement").

          2. In connection with the preparation and filing of the Registration Statement, the Company agrees to (i) use its best efforts to cause such Registration Statement to become and remain effective; (ii) prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective for a period of not less than thirty (30) days; (iii) furnish to the Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and such other documents as Holder may reasonably request in order to facilitate the disposition of the shares of Common Stock; and (iv) use its best efforts to register and qualify the shares of Common Stock covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be identified by the warrant holders for the distribution of the securities covered by the Registration Statement.

          3. All expenses, including, without limitation, Securities and Exchange Commission filing fees, Blue Sky filing fees, printing costs, accounting fees costs, transfer agent fees, and any other miscellaneous costs and disbursements, including fees and disbursements of legal counsel for the Company incurred in connection with the preparation and filing of the Registration Statement shall be borne by the Company. Each Holder participating in the Registration shall be liable for any and all underwriting discounts, brokerage commissions or other fees or expenses incurred in connection with the sale or other disposition by Holder of the shares of Common Stock covered by the Registration Statement.

          4. To the extent permitted by law, Holder will indemnify and hold harmless the Company, and its directors, officers, employees, agents and representatives, as well as its controlling persons (within the meaning of the Act) against any losses, claims, damages, liabilities, or expenses, including without limitation, attorney's fees and disbursements, which arise out of or are based upon

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any violation by Holder of the Act or under the Securities Exchange Act of 1934, or any rule or regulation promulgated thereunder applicable to Holder, or arise out of or are based upon any untrue statement or omission of Holder in the Subscription Agreement between the Company and Holder, or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission, or alleged omission was made in such Registration Statement in reliance upon and in conformity with information furnished by Holder in writing, expressly for use in connection with such Registration Statement.

          5. To the extent permitted by law, the Company will indemnify and hold harmless Holder, including its officers, directors, employees, agents, and representatives, against any losses, claims, damages, liabilities, or expenses, including without limitation attorney's fees and disbursements, to which Holder may become subject under the Act to the extent that such losses, claims, damages or liabilities arise out of or are based upon any violation by the Company of the Act or under the Securities Exchange Act of 1934, or any rule or regulation promulgated thereunder applicable to the Company, or arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of any violation by the Company of any rule or regulation promulgated under the Act applicable to the Company and relating to action or inaction required of the Company in connection with such Registration Statement; provided, however, that the indemnity agreement contained in this paragraph shall not apply to any loss, damage or liability to the extent that same arises out of or is based upon an untrue statement or omission made in connection with such Registration Statement in reliance upon and in conformity with information furnished in writing expressly for use in connection with such Registration Statement by Holder.

          6. Holder undertakes to comply with all applicable laws governing the distribution of securities in connection with Holder's sale of common stock of the Company acquired pursuant to the exercise of this Warrant, including, without limitation, Rule 10(b)-6 under the Securities Exchange Act of 1934, and to notify the Company of any changes in Holder's plan of distribution, including the determination of the public offering price and any dealer concession or discount so that the Company can sticker or amend the Registration Statement as the Company deems appropriate in its sole discretion.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers and to be sealed with the seal of the Company this ____ day of _____________________, 1995.
                                        AMERICAN EDUCATIONAL PRODUCTS, INC.



                                        By:  ___________________________________


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Attest: ________________________________
        Secretary







                                       -8-


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                                  PURCHASE FORM


                                               Dated: __________________, 199___

     The undersigned hereby irrevocably elects to exercise the attached Warrant to the extent of purchasing ____________________________ shares of Common Stock, and hereby makes payment of $________________________ in payment of the Exercise Price therefor.

                            ________________________


                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name           _________________________________________________________________
                         (please typewrite or print in block letters)

Address        _________________________________________________________________

               _________________________________________________________________


Signature      _________________________________________________________________






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                                 ASSIGNMENT FORM

     FOR VALUE RECEIVED, _______________________________________________________

hereby sells, assigns and transfers unto

Name           _________________________________________________________________
                         (please typewrite or print in block letters)

Address        _________________________________________________________________

the right to purchase Common Stock represented by this Warrant to the extent of

__________________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint

________________________________________________________________________________

attorney, to transfer the same on the books of the Company with full power of substitution in the premises.




                              Signature ________________________________________


Dated: _______________________, 19____